Exhibit 99.1

Sino-Global Announces Fiscal 2019 First Quarter Financial Results

Roslyn, New York, November 14, 2018 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “our”, “we” or “us”), a logistics integrated solutions provider engaged in non-asset based global shipping, freight logistics, and inland transportation management and related services, today announced its financial and operating results for the first quarter of the fiscal year 2019.

The Company has also provided an update on its Quarterly report on Form 10-Q filed this morning with the U.S. Securities and Exchange Commission. Management encourages investors to review this filing for more details of the Company’s financial results for the period.

Management Comments – Highlights in First Quarter of Fiscal 2019

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “We were pleased to maintain solid revenue growth while concentrating on the expansion of our shipping agency business. Over the past years, we have examined global trading environments, and feel that this adjustment in our business provides the most upside potential considering the impact of trade policy changes. Our unique relationships and capabilities provide Sino-Global with a distinctive competitive advantage given the fragmented nature of the industry. We are one of the few shipping agents specialized in providing a full range of general shipping agency services in China and the only shipping agency company listed on a major stock exchange in the U.S. We have an excellent online logistics platform that we have developed and feel that we can align this use of technology with expertise and relationships with larger global shippers. Our plan is to develop a shipping agency network in China and South East Asia for the next three years and to expand our shipping agency network worldwide through acquisitions or strategic partnerships with other shipping agencies. In the first quarter, we continued to pursue new partnership arrangements and will continue to update investors as we progress.”

Fiscal 2019 First Quarter and Subsequent Operating Highlights

•	On November 1, 2018, the Company signed a five-year strategic cooperation agreement with a Hong Kong listed Company, Sinco Pharmaceuticals Holdings Ltd (“Sinco”), pursuant to which both companies will contribute resources and expertise to develop cold chain logistics in China.

•	On September 3, 2018, Sino-Global entered into a co-operation agreement with Ningbo Far-East Universal Shipping Agency Co., Ltd (“Ningbo Far-East”) to set up a joint venture in Hong Kong to engage in worldwide shipping agency and management business. The Company shall have 51% ownership in the joint venture. Ningbo Far-East is one of the top ranking shipping agencies for private enterprises in Ningbo and Zhoushan ports.

Fiscal Year 2019 First Quarter Financial Review

•	Total revenues increased by 20.8% to approximately $6.5 million for the three month period ended September 30, 2018, compared to approximately $5.4 million in the period ended September 30, 2017. This increase was due to the Company’s business development efforts in freight logistics.

•	The Company’s gross profit for the period was approximately $1.4 million, compared to $1.7 million for the same period in the prior year. Gross profit margin during the period was 21.8% compared to 31.9% for the same period last year.

•	The operating loss for the three months ended September 30, 2018 was approximately $1.4 million, compared to an operating income of approximately $0.9 million for the same period ended September 30, 2017. The operating loss was mainly due to increases in selling, general and administrative expenses (SG&A expenses), which included increases in stock compensation and certain provisions for double accounts due to slower collections from customers in the inland transportation segment. The Company has maintained long-term relationships with certain large customers and continues to monitor the collection closely with respect to its trade accounts receivable. For the three months ended September 30, 2018, provision for doubtful accounts was $871,081. For the same period in 2017, recovery of doubtful accounts $24,536 was reocrded due to collection of accounts receivable which the Company made a provision during previous period. As the Company continues to maintain long-standing relationships with its customers, monitor payments closely and does not believe there are any significant collection issues with respect to trade accounts receivable.

•	For the three months ended September 30, 2018, the Company reported a net loss of approximately $1.3 million, or $(0.10) per diluted share based on weighted average diluted shares outstanding of 13,145,535, compared to a net income of approximately $0.6 million, or $0.07 per diluted share based on weighted average diluted shares outstanding of 10,157,625, for the same period in prior year. The decrease was due to the increase in SG&A expenses discussed above.

The following tables present summary information by segments for the three months ended September 30, 2018 and 2017:

	For the Three Months Ended September 30, 2018
	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$322,000	$-	$-	$322,000
- Third parties	$598,000	$5,487,553	$91,980	$6,177,533
Total	$920,000	$5,487,553	$91,980	$6,499,533
Cost of revenues	$59,874	$4,965,992	$57,966	$5,083,832
Gross profit	$860,126	$521,561	$34,014	$1,415,701
Depreciation and amortization	$20,488	$476	$4,751	$25,715
Total capital expenditures	$-	$-	$830	$830

Gross profit margin	93.5%	9.5%	37.0%	21.8%

	For the Three Months Ended September 30, 2017
	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$565,160	$-	$-	$565,160
- Third parties	$853,306	$3,508,704	$452,841	$4,814,851
Total revenues	$1,418,466	$3,508,704	$452,841	$5,380,011
Cost of revenues	$182,150	$3,140,592	$343,176	$3,665,918
Gross profit	$1,236,316	$368,112	$109,665	$1,714,093
Depreciation and amortization	$7,661	$475	$5,067	$13,203
Total capital expenditures	$-	$5,077	$-	$5,077

Gross profit margin	87.2%	10.5%	24.2%	31.9%

  Balance Sheet Information

•	As of September 30, 2018, the Company had approximately $1.0 million in cash, working capital of apporximately $11.8 million and stockholders’ equity of $23.3 million.

•	The Company had no long-term debt.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related business services originally. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended
	September 30,
	2018	2017

Net revenues - third parties	$6,177,533	$4,814,851
Net revenues - related party	322,000	565,160
Total revenues	6,499,533	5,380,011
Cost of revenues	(5,083,832)	(3,665,918)
Gross profit	1,415,701	1,714,093

General and administrative expenses	(2,662,041)	(763,357)
Selling expenses	(108,369)	(22,466)
Total operating expenses	(2,770,410)	(785,823)

Operating income (loss)	(1,354,709)	928,270

Financial income, net	712	84,796

Net income (loss) before provision for income taxes	(1,353,997)	1,013,066

Income tax benefit (expense)	66,466	(296,429)

Net income (loss)	(1,287,531)	716,637

Net income attributable to non-controlling interest	29,231	99,448

Net income (loss) attributable to Sino-Global Shipping America, Ltd.	$(1,316,762)	$617,189

Comprehensive income (loss)
Net income (loss)	$(1,287,531)	$716,637
Other comprehensive income (loss) - foreign currency	(462,162)	47,717
Comprehensive income (loss)	(1,749,693)	764,354
Less: Comprehensive income attributable to non-controlling interest	106,725	40,747
Comprehensive income (loss) attributable to Sino-Global Shipping America, Ltd.	$(1,856,418)	$723,607

Earnings (loss) per share
Basic	$(0.10)	$0.07
Diluted	$(0.10)	$0.07

Weighted average number of common shares used in computation
Basic	13,145,535	10,105,535
Diluted	13,145,535	10,157,625

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	June 30,
	2018	2018

Assets
Current assets
Cash	$987,031	$7,098,259
Accounts receivable, less allowance for doubtful accounts of $2,635,206 and $1,682,228 as of September 30, 2018 and June 30, 2018, respectively	11,200,914	8,428,853
Other receivables, less allowance for doubtful accounts of $145,231 and $145,176 as of September 30, 2018 and June 30, 2018, respectively	47,274	69,239
Advances to suppliers-third parties	1,492,091	704,878
Advances to suppliers-related party	-	3,414,619
Prepaid expenses	453,858	588,439
Due from a related party	1,361,330	2,087,994
Total Current Assets	15,542,498	22,392,281

Property and equipment, net	908,298	956,429
Intangible assets, net	137,222	153,056
Prepaid expenses and other assets	1,862,359	1,878,258
Other long-term assets - deposits	3,053,182	143,303
Deferred tax assets, net	829,000	634,500
Total Assets	$22,332,559	$26,157,827

Liabilities and Equity

Current Liabilities
Advances from customers	$170,239	$415,385
Accounts payable	470,720	3,225,661
Taxes payable	2,658,947	2,700,619
Accrued expenses and other current liabilities	429,864	280,888
Total current liabilities	3,729,770	6,622,553

Total liabilities	3,729,770	6,622,553

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued.	-	-
Common stock, 50,000,000 shares authorized, no par value; 13,751,032 and 13,271,032 shares issued as of September 30, 2018 and June 30, 2018, respectively; 13,575,535 and 13,095,535 outstanding as of September 30, 2018 and June 30, 2018, respectively	24,253,830	23,717,330
Additional paid-in capital	2,036,281	1,755,573
Treasury stock, at cost, 175,497 shares as of September 30, 2018 and June 30, 2018	(417,538)	(417,538)
Accumulated deficit	(1,751,618)	(434,856)
Accumulated other comprehensive loss	(812,063)	(272,407)
Total Sino-Global Shipping America Ltd. Stockholders' Equity	23,308,892	24,348,102

Non-controlling Interest	(4,706,103)	(4,812,828)

Total Equity	18,602,789	19,535,274

Total Liabilities and Equity	$22,332,559	$26,157,827

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (UNAUDITED)

	For the Three Months Ended
	September 30,
	2018	2017

Operating Activities
Net income (loss)	$(1,287,531)	$716,637
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation - employees	473,000	-
Stock-based compensation - consultants	63,500	52,709
Amortization of stock - based compensation to management and employees	91,000	9,665
Amortization of stock - based compensation to consultants	189,708	-
Depreciation and amortization	25,715	13,203
Provision for (recovery of) doubtful accounts	871,081	(24,536)
Deferred tax provision (benefit)	(194,500)	99,900
Changes in assets and liabilities
Accounts receivable	(3,709,059)	(1,711,154)
Other receivables	67,499	(60,396)
Advances to suppliers-third parties	(789,150)	20,481
Advances to suppliers-related party	3,322,210	-
Prepaid expenses	(290,651)	(50,390)
Other long-term assets - deposits	(2,510,665)	-
Due from related parties	807,405	(570,000)
Advances from customers	(250,650)	17,410
Accounts payable	(2,804,782)	661,628
Taxes payable	(35,535)	146,104
Due to related parties	-	(73,462)
Accrued expenses and other current liabilities	122,962	(68,288)
Net cash used in operating activities	(5,838,443)	(820,489)

Investing Activities
Acquisition of property and equipment	(830)	(5,077)
Net cash used in investing activities	(830)	(5,077)

Effect of exchange rate fluctuations on cash	(271,955)	19,210

Net decrease in cash	(6,111,228)	(806,356)

Cash at beginning of period	7,098,259	8,733,742

Cash at end of period	$987,031	$7,927,386

Supplemental information
Income taxes paid	$9,108	$60,162